AMENDMENT NO. 1 TO CONSENT TO SUPPLEMENTAL LOAN
UNDER LOAN AND SECURITY AGREEMENT

As of March 23, 2007

JACO ELECTRONICS, INC.
145 Oser Avenue
Hauppauge, New York 11778

Ladies and Gentlemen:

The CIT Group/Business Credit, Inc. (“CIT”), in its capacity as agent pursuant to the Credit Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Agent”), and the financial institutions which are parties to the Credit Agreement as lenders (each a “Lender” and collectively, “Lenders”) have entered into certain financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Jaco Electronics, Inc., a New York corporation, and Interface Electronics Corp., a Massachusetts corporation (collectively, the “Borrowers”) as set forth in the Credit Agreement, dated as of December 22, 2006, by and among the Borrowers, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”), and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Credit Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Loan Documents”).

Agent and Borrowers executed a Consent to Supplemental Loan Under Loan and Security Agreement dated March 23, 2007 (the “Consent”), pursuant to which Agent and Lenders agreed to extend to Borrowers a Supplemental Loan (as defined in the Consent) in the amount of $1,000,000.

The Borrowers have requested that the Agent and Required Lenders agree to various amendments to the Consent, and Agent and Required Lenders are agreeable to all of the foregoing, on and subject to the terms and conditions set forth in this Amendment.

In consideration of the premises and the mutual covenants contained herein and in the Credit Agreement and the Consent, the parties hereto agree as follows:

1.  Defined Terms

(a)           Capitalized terms used and not otherwise defined herein shall have their respective meanings as defined in the Credit Agreement and the Consent.

2.  Amendments to Consent

(a)           Section 2.1 of the Consent is hereby amended and restated in its entirety as follows:

2.1           Consent to Supplemental Loan.  Agent hereby consents to extend to Borrowers a Supplemental Loan under the Loan Agreement (but in no event shall the Revolving Loans plus the Supplemental Loan exceed the Revolving Commitment) in an amount equal to $3,000,000 beginning on the date hereof and continuing through and including May 17, 2007 (the “Supplemental Loan Repayment Date”).  If the Supplemental Loan is not repaid in full by the Supplemental Loan Repayment Date, Borrowers acknowledges that such condition shall constitute an Event of Default under the Loan Agreement.

(b)           Section 2.3 of the Consent is hereby amended and restated in its entirety as follows:

2.3           Repayment of Supplemental Loan.  Notwithstanding anything to the contrary contained herein or in the Loan Agreement, Borrowers may only repay the Supplemental Loan if, on the day such repayment is to be made, Borrowers shall have Availability of $7,000,000 prior to making such Supplemental Loan Repayment.

(c)           Section 4(c) of the Consent is hereby deleted in its entirety.

3.  Representations, Warranties and Covenants

.  Each of the Borrowers represents, warrants and covenants with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Loan Documents, being a condition of the effectiveness of this Amendment and a continuing condition of the making or providing of any Loans or other financial accommodations by Agent and Lenders to the Borrowers:

(a)  This Amendment has been duly authorized, executed and delivered by all necessary action of each of the Borrowers and is in full force and effect, and the agreements and obligations of each of the Borrowers contained herein constitute legal, valid and binding obligations of each of the Borrowers, enforceable against each of the Borrowers in accordance with their terms; and

(b)  All of the representations and warranties set forth in the Credit Agreement, as amended hereby, and in the other Loan Documents, are true and correct in all material respects after giving effect to the provisions of this Amendment, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

4.  Conditions Precedent

.  This Amendment shall not become effective unless all of the following conditions precedent have been satisfied in full, as determined by Agent:

(a)  Agent shall have received an original of this Amendment (or an executed copy hereof by facsimile or by email), duly authorized, executed and delivered by each of the Borrowers; and

(b)  Agent shall have received all related agreements, documents and instruments as may be requested by Agent.

5.  No Other Changes

.  Except as specifically modified pursuant hereto, no other changes or modifications to the Consent are intended or implied and in all other respects, the Consent and other Loan Documents are hereby ratified, restated and confirmed by all parties hereto as of the date hereof.  To the extent of any conflicts between the terms of this Amendment and the Consent, the terms of this Amendment shall control.

6.  Successors and Assigns

.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and its respective successors and assigns.

7.  Counterparts

. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.

8.  Required Lender Authorization

.  Agent is executing this Amendment at the request and on behalf of Required Lenders in accordance with Section 9.03 of the Credit Agreement.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

THE CIT GROUP/BUSINESS CREDIT, INC., as Agent

By: /s/ George Louis Mckinley

Name:  George Louis McKinley

Title: Vice President

Read and Agreed to:

JACO ELECTRONICS, INC.

By: /s/ Jeffrey D. Gash

Name:  Jeffrey D. Gash

Title: CFO

INTERFACE ELECTRONICS CORP.

By: /s/ Jeffrey D. Gash

Name:  Jeffrey D. Gash

Title: EVP

Read and Agreed to:

BANK OF AMERICA, N.A., as a Lender

By: /s/ Robert Mahoney

Name: Robert Mahoney

Title: